Exhibit 10.12

CORONUS SOLAR INC.

INCENTIVE STOCK OPTION PLAN

Dated:  November 23, 2010

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND INTERPRETATION		1

1.1	Defined Terms	1
1.2	Interpretation	3

ARTICLE 2 ESTABLISHMENT OF PLAN		3

2.1	Purpose	3
2.2	Shares Reserved	3
2.3	Non-Exclusivity	4
2.4	Effective Date	4

ARTICLE 3 ADMINISTRATION OF PLAN		4

3.1	Administration	4
3.2	Amendment, Suspension and Termination	4
3.3	Compliance with Legislation	5

ARTICLE 4 OPTION GRANTS		5

4.1	Eligibility and Multiple Grants	5
4.2	Representation	5
4.3	Limitation on Grants and Exercises	5

ARTICLE 5 OPTION TERMS

5.1	Exercise Price	6
5.2	Expiry Date	6
5.3	Vesting	7
5.4	Non-Assignability	7
5.5	Ceasing to be Eligible Person	7

ARTICLE 6 EXERCISE PROCEDURE		8

6.1	Exercise Procedure	8

ARTICLE 7 AMENDMENT Of OPTIONS		9

7.1	Consent to Amend	9
7.2	Amendment Subject to Approval	9

ARTICLE 8 MISCELLANEOUS		9

8.1	No Rights as Shareholder	9
8.2	No Right to Employment	9
8.3	Governing Law	9

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1   Defined Terms

For the purposes of this Plan, the following terms shall have the following meanings:

(a)	"Affiliate" shall have the meaning ascribed thereto by the Exchange in Policy 1.1 – Interpretation";

(b)	"Associate" shall have the meaning ascribed thereto by the Exchange in Policy 1.1 – Interpretation";

(c)	"Board" means the Board of directors of the Corporation or, as applicable, a committee consisting of not less than 3 directors of the Corporation duly appointed to administer this Plan;

(d)	"Common Shares" means the common shares of the Corporation;

(e)	"Consultant" means an individual or Consultant Company, other than an Employee or a Director of the Issuer, that:

(i)
is engaged to provide ongoing consulting, technical, management or other services to the Corporation or to an Affiliate of the Corporation under a written contract with the Corporation or the Affiliate,

(ii)	possesses technical, business or management expertise of value to the Corporation or an Affiliate,

(iii)	in the opinion of the Corporation, spends or will spend a reasonable amount of time and attention on the business and affairs of the Corporation or an Affiliate, and

(iv)	has a relationship with the Corporation or an Affiliate of the Corporation that enables the Consultant to be knowledgeable about the business and affairs of the Corporation or the Affiliate;

(f)	"Consultant Company" means for an individual consultant, a company or partnership of which the individual is an employee, shareholder or partner;

(g)	"Corporation" means Coronus Solar Inc.;

(h)
"Director" means directors, senior officers and Management Company Employees of the Issuer or its subsidiaries, if any, to whom stock options can be granted in reliance on a prospectus exemption under applicable securities laws;

(i)
"Disinterested Shareholder Approval" means approval by a majority of the votes cast by all shareholders entitled to vote at a meeting of shareholders of the Corporation excluding votes attached to shares beneficially owned by insiders to whom options may be granted under this Plan and their Associates;

(j)
"Eligible Person" means a Director, Officer, Employee or Consultant of the Corporation or its subsidiaries, if any, at the time the option is granted, and includes companies that are wholly owned by Eligible Persons;

(k)	"Employee" means an individual who:

(i)
is considered an employee of the Corporation or its subsidiaries, if any, under the Income Tax Act, (Canada) i.e. for whom income tax, employment insurance and Canada Pension Plan deductions must be made at source,

(ii)
works full-time for the Corporation or its subsidiaries, if any, providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and method of work as an employee of the Corporation, but for whom income tax deductions are not made at source, or

(iii)
works for the Corporation or its subsidiaries, if any, on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and method of work as an employee of the Corporation, but for whom income tax deductions are not made at source;

(l)	"Expiry Date" means the last day of the term for an Option, as set by the Board at the time of grant in accordance with Section 5.2 and, if applicable, as amended from time to time;

(m)
"Insider" means a director or senior officer of the Corporation, a person that beneficially owns or controls directly or indirectly, voting shares carrying more than 10% of the voting rights attached to allow standing voting shares of the Corporation, a director or senior officer of a company that is an insider or a subsidiary of the Corporation, and the Corporation itself if it holds any of its own securities.

(n)
"Investor Relations Activities" means any activities, by or on behalf of the Corporation or shareholder of the Corporation that promotes or could reasonably be expected to promote the sale of securities of the Corporation;

(o)
"Management Company Employee" means an individual who is employed by a person providing management services to the Corporation which are required for the ongoing successful operation of the business enterprise of the Corporation, but excluding a person providing Investor Relations Activities;

(p)	"Officer" means an officer of the Corporation or its subsidiaries, if any;

(q)	"Option" means an option to purchase Common Shares pursuant to this Plan;

(r)
"Other Share Compensation Arrangement" means, other than this Plan and any Options, any stock option plan, stock options, employee stock purchase plan or other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares, including but not limited to a purchase of Common Shares from treasury which is financially assisted by the Corporation by way of loan, guarantee or otherwise;

(s)	"Participant" means an Eligible Person who has been granted an Option;

(t)	"Plan" means this incentive stock option plan.

1.2   Interpretation

(a)	References to the outstanding Common Shares at any point in time shall be computed on a non-diluted basis.

ARTICLE 2
ESTABLISHMENT OF PLAN

2.1   Purpose

The purpose of this Plan is to advance the interests of the Corporation, through the grant of Options, by:

(a)	providing an incentive mechanism to foster the interest of Eligible Persons in the success of the Corporation, its Affiliates and its subsidiaries, if any;

(b)	encouraging Eligible Persons to remain with the Corporation, its Affiliates or its subsidiaries, if any; and

(c)	attracting new Directors, Officers, Employees and Consultants.

2.2   Shares Reserved

(a)
The aggregate number of Common Shares that may be reserved for issuance pursuant to Options shall not exceed 10% of the outstanding Common Shares at the time of the granting of an Option, LESS the aggregate number of Common Shares then reserved for issuance pursuant to any Other Share Compensation Arrangement.  For greater certainty, if an Option is surrendered, terminated or expires without being exercised, the Common Shares reserved for issuance pursuant to such Option shall be available for new Options granted under this Plan.

(b)
If there is a change in the outstanding Common Shares by reason of any share consolidation or split, reclassification or other capital reorganization, or a stock dividend, arrangement, amalgamation, merger or combination, or any other change to, event affecting, exchange of or corporate change or transaction affecting the Common Shares, the Board shall make, as it shall deem advisable and subject to the requisite approval of the relevant regulatory authorities, appropriate substitution and/or adjustment in:

(i)	the number and kind of shares or other securities or property reserved or to be allotted for issuance pursuant to this Plan;

(ii)
the number and kind of shares or other securities or property reserved or to be allotted for issuance pursuant to any outstanding unexercised Options, and in the exercise price for such shares or other securities or property; and

(iii)
the vesting of any Options, including the accelerated vesting thereof on conditions the Board deems advisable and, if it relates to Investor Relations vesting provisions, then subject to the approval of the Exchange, and if the Corporation undertakes an arrangement or is amalgamated, merged or combined with another corporation, the Board shall make such provision for the protection of the rights of Participants as it shall deem advisable.

(c)
No fractional Common Shares shall be reserved for issuance under this Plan and the Board may determine the manner in which an Option, insofar as it relates to the acquisition of a fractional Common Share, shall be treated.

(d)	The Corporation shall, at all times while this Plan is in effect, reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Plan.

2.3   Non-Exclusivity

Nothing contained herein shall prevent the Board from adopting such other incentive or compensation arrangements as it shall deem advisable.

2.4   Effective Date

This Plan shall be subject to the approval of any regulatory authority whose approval is required.  Any Options granted under this Plan prior to such approvals being given shall be conditional upon such approvals being given, and no such Options may be exercised unless and until such approvals are given.  Should this read subject to shareholder approval?

ARTICLE 3
ADMINISTRATION OF PLAN

3.1   Administration

(a)
This Plan shall be administered by the Board or any securities established by the Board for the purpose of administering this Plan.  Subject to the provisions of this Plan, the Board shall have the authority:

(i)
to determine the Eligible Persons to whom Options are granted, to grant such Options, and to determine any terms and conditions, limitations and restrictions in respect of any particular Option grant, including but not limited to the nature and duration of the restrictions, if any, to be imposed upon the acquisition, sale or other disposition of Common Shares acquired upon exercise of the Option, and the nature of the events and the duration of the period, if any, in which any Participant's rights in respect of an Option or Common Shares acquired upon exercise of an Option may be forfeited;

(ii)
to interpret the terms of this Plan, to make all such determinations and take all such other actions in connection with the implementation, operation and administration of this Plan, and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to this Plan, as it shall from time to time deem advisable, including without limitation for the purpose of ensuring compliance with Section 3.3 hereof.

(b)	The Board's interpretations, determinations, guidelines, rules and regulations shall be conclusive and binding upon the Corporation, Eligible Persons, Participants and all other persons.

3.2   Amendment, Suspension and Termination

The Board may amend, suspend or terminate this Plan or any portion thereof.  No such amendment, suspension or termination shall alter or impair any outstanding unexercised Options or any rights without the consent of such Participant.  If this Plan is suspended or terminated, the provisions of this Plan and any administrative guidelines, rules and regulations relating to this Plan shall continue in effect for the duration of such time as any Option remains outstanding.

3.3   Compliance with Legislation

(a)
This Plan, the grant and exercise of Options hereunder and the Corporation's obligation to sell, issue and deliver any Common Shares upon exercise of Options shall be subject to all applicable federal, provincial and foreign laws, policies, rules and regulations, to the policies, rules and regulations of any stock exchanges or other markets on which the Common Shares are listed or quoted for trading and to such approvals by any governmental or regulatory agency as may, in the opinion of counsel to the Corporation, be required.  The Corporation shall not be obligated by the existence of this Plan or any provision of this Plan or the grant or exercise of Options hereunder to sell, issue or deliver Common Shares upon exercise of Options in violation of such laws, policies, rules and regulations or any condition or requirement of such approvals.

(b)
No Option shall be granted and no Common Shares sold, issued or delivered hereunder where such grant, sale, issue or delivery would require registration or other qualification of this Plan or of the Common Shares under the securities laws of any foreign jurisdiction, and any purported grant of any Option or any sale, issue and delivery of Common Shares hereunder in violation of this provision shall be void.  In addition, the Corporation shall have no obligation to sell, issue or deliver any Common Shares hereunder unless such Common Shares shall have been duly listed, upon official notice of issuance, with all stock exchanges on which the Common Shares are listed for trading.

(c)
Common Shares sold, issued and delivered to Participants pursuant to the exercise of Options shall be subject to restrictions on resale and transfer under applicable securities laws and the requirements of any stock exchanges or other markets on which the Common Shares are listed or quoted for trading, and any certificates representing such Common Shares shall bear, as required, a restrictive legend in respect thereof.

ARTICLE 4
OPTION GRANTS

4.1   Eligibility and Multiple Grants

Options shall only be granted to Eligible Persons.  An Eligible Person may receive Options on more than one occasion and may receive separate Options, with differing terms, on any one or more occasions.

4.2   Representation

The Corporation represents that an Employee, Consultant or Management Company Employee who is granted an Option or Options is a bona fide Employee, Consultant or Management Company Employee, as the case may be.

4.3   Limitation on Grants and Exercises

(a)
To any one person.  The number of Common Shares reserved for issuance to any one person in any 12 month period under this Plan and any Other Share Compensation Arrangement shall not exceed 5% of the outstanding Common Shares at the time of the grant (unless the Corporation is listed on Tier 1 of the Exchange and has obtained Disinterested Shareholder Approval to exceed such limit).

(b)
To Consultants.  The number of Common Shares reserved for issuance to any one Consultant in any 12 month period under this Plan and any Other Share Compensation Arrangement shall not exceed 2% of the outstanding Common Shares at the time of the grant.

(c)
To persons conducting Investor Relations Activities.  The number of Common Shares reserved for issuance to any persons conducting Investor Relations Activities in any 12 month period under this Plan and any Other Share Compensation Arrangement shall not exceed an aggregate of 2% of the outstanding Common Shares at the time of the grant.

(d)	To Insiders. Unless the Corporation has received Disinterested Shareholder Approval to do so:

(i)
the aggregate number of Common Shares reserved for issuance to Insiders under this Plan and any Other Share Compensation Arrangement shall not exceed 10% of the outstanding Common Shares at the time of the grant;

(ii)
the aggregate number of Common Shares reserved for issuance to Insiders in any 12 month period under this Plan and any Other Share Compensation Arrangement shall not exceed 10% of the outstanding Common Shares at the time of the grant.

(e)
Exercises.  Unless the Corporation is listed on Tier 1 of the Exchange and has received Disinterested Shareholder Approval to do so, the number of Common Shares issued to any person within a 12 month period pursuant to the exercise of Options granted under this Plan and any Other Share Compensation Arrangement shall not exceed 5% of the outstanding Common Shares at the time of the exercise.

ARTICLE 5
OPTION TERMS

5.1   Exercise Price

(a)
Subject to a minimum exercise price of $0.10 per Common Share, the exercise price per Common Share for an Option shall not be less than the Market Price for the Corporation's common shares at the date of grant.

(b)
If Options are granted within ninety days of a distribution by the Corporation by prospectus, then the exercise price per Common Share for such Option shall not be less than the greater of the minimum exercise price calculated pursuant to subsection (a) herein and the price per Common Share paid by the public investors for Common Shares acquired pursuant to such distribution.  Such ninety day period shall begin:

(i)	on the date the final receipt is issued for the final prospectus in respect of such distribution; and

(ii)	in the case of a prospectus that qualifies special warrants, on the closing date of the private placement in respect of such special warrants.

5.2   Expiry Date

If the Corporation is listed on Tier 1 of the Exchange, every Option shall have a term not exceeding and shall therefore expire no later than 10 years after the date of grant.  If the Corporation is listed on Tier 2 of the Exchange, every Option granted while the Corporation is listed on Tier 2 of the Exchange shall have a term not exceeding and shall therefore expire no later than 5 years after the date of grant.

5.3   Vesting

(a)
Subject to the subsections (b) and (c) herein and otherwise in compliance with the policies of the Exchange, the Board shall determine the manner, if any in which an Option shall vest and become exercisable.

(b)	Options granted to Consultants performing Investor Relations Activities shall vest over a minimum of 12 months with no more than 1/4 of such Options vesting in any 3 month period.

(c)
If the Corporation is listed on Tier 2 of the Exchange and subsection 2.2(a) herein specifies a fixed number (ie. not a rolling percentage) of Common Shares that may be reserved, allotted and issued pursuant to Options under this Plan which exceeds 10% of the greater of:

(i)	the number of outstanding Common Shares on the date of shareholder approval for this Plan; and

(ii)
the number of Common Shares which will be outstanding upon completion of a transaction occurring concurrently with shareholder approval for this Plan, always subject to the approval of the Exchange to use such post-transaction number of outstanding Common Shares as the basis for determining the percentage of outstanding Common Shares that can be reserved, allotted and issued pursuant to Options under this Plan, then all Options shall vest equally on a quarterly basis and become exercisable over a period of 18 months on a basis which shall not permit a majority of the Options to vest and become exercisable early in the vesting period rather than equally on a periodic basis, subject to such lesser vesting requirements as may be required from time to time pursuant to the policies of, or as may otherwise be permitted by, the Exchange.

5.4   Non-Assignability

Options may not be assigned or transferred.

5.5   Ceasing to be Eligible Person

(a)
If a Participant who is an Officer, Employee or Consultant is terminated for cause, each Option held by such Participant shall terminate and shall therefore cease to be exercisable upon such termination for cause.

(b)
If a Participant dies prior to otherwise ceasing to be an Eligible Person, each Option held by such Participant shall terminate and shall therefore cease to be exercisable no later than the earlier of the Expiry Date and the date which is twelve months after the date of the Participant's death.

(c)
If a Participant ceases to be an Eligible Person for any reason whatsoever other than death, each Option held by the Participant other than a Participant who is involved in investor relations activities will cease to be exercisable 90 days after the Termination Date. For Participants involved in investor relations activities, Options shall cease to be exercisable 30 days after the Termination Date.

(d)
For greater certainty, if a Participant dies, each Option held by such Participant shall be exercisable by the legal representative of such Participant until such Option terminates and therefore ceases to be exercisable pursuant to the terms of this Section.

(e)
If any portion of an Option is not vested at the time a Participant ceases, for any reason whatsoever, to be an Eligible Person, such unvested portion of the Option may not be thereafter exercised by the Participant or its legal representative, as the case may be, always provided that the Board may, in its discretion and in the case of options relating to Investor Relations, subject to the approval of the Exchange, thereafter permit the Participant or its legal representative, as the case may be, to exercise all or any part of such unvested portion of the Option that would have vested prior to the time such Option otherwise terminates and therefore ceases to be exercisable pursuant to the terms of this Section.  For greater certainty, and without limitation, this provision will apply regardless of whether the Participant ceased to be an Eligible Person voluntarily or involuntarily, was dismissed with or without cause, and regardless of whether the Participant received compensation in respect of dismissal or was entitled to a notice of termination for a period which would otherwise have permitted a greater portion of an Option to vest.

ARTICLE 6
EXERCISE PROCEDURE

6.1   Exercise Procedure

An Option may be exercised from time to time, and shall be deemed to be validly exercised by the Participant only upon the Participant's delivery to the Corporation at its head office:

(a)	a written notice of exercise addressed to the Corporate Secretary of the Corporation, specifying the number of Common Shares with respect to which the Option is being exercised;

(b)	the originally signed option agreement with respect to the Option being exercised;

(c)	a certified cheque or bank draft made payable to the Corporation for the aggregate exercise price for the number of Common Shares with respect to which the Option is being exercised; and

(d)
documents containing such representations, warranties, agreements and undertakings, including such as to the Participant's future dealings in such Common Shares, as counsel to the Corporation reasonably determines to be necessary or advisable in order to comply with or safeguard against the violation of the laws of any jurisdiction;

and on the business day following, the Participant shall be deemed to be a holder of record of the Common Shares with respect to which the Option is being exercised, and thereafter the Corporation shall, within a reasonable amount of time, cause certificates for such Common Shares to be issued and delivered to the Participant.

ARTICLE 7
AMENDMENT OF OPTIONS

7.1   Consent to Amend

The Board may amend any Option with the consent of the affected Participant and the Exchange, including any shareholder approval required by the Exchange.  For greater certainty, Disinterested Shareholder Approval is required for any reduction in the exercise price of an Option if the Participant is an Insider at the time of the proposed amendment.

7.2   Amendment Subject to Approval

If the amendment of an Option requires regulatory or shareholder approval, such amendment may be made prior to such approvals being given, but no such amended Options may be exercised unless and until such approvals are given.

ARTICLE 8
MISCELLANEOUS

8.1   No Rights as Shareholder

Nothing in this Plan or any Option shall confer upon a Participant any rights as a shareholder of the Corporation with respect to any of the Common Shares underlying an Option unless and until such Participant shall have become the holder of such Common Shares upon exercise of such Option in accordance with the terms of the Plan.

8.2   No Right to Employment

Nothing in this Plan or any Option shall confer upon a Participant any right to continue in the employ of the Corporation or any Affiliate or affect in any way the right of the Corporation or any Affiliate to terminate the Participant's employment, with or without cause, at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Affiliate to extend the employment of any Participant beyond the time which the Participant would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Affiliate, or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Affiliate.

8.3   Governing Law

This Plan, all option agreements, the grant and exercise of Options hereunder, and the sale, issue and delivery of Common Shares hereunder upon exercise of Options shall be, as applicable, governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.  The Courts of the Province of British Columbia shall have the exclusive jurisdiction to hear and decide any disputes or other matters arising herefrom.